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                                                                    Exhibit 99.4


                                GBB CAPITAL IV

                           OFFER FOR ALL OUTSTANDING

                      10.75% ORIGINAL CAPITAL SECURITIES

                                IN EXCHANGE FOR

                      10.75% EXCHANGE CAPITAL SECURITIES

To:  Brokers, Dealers, Commercial Banks,
     Trust Companies and Other Nominees:

     GBB Capital IV (the "Trust") is offering, upon and subject to the terms and conditions set forth in a prospectus dated _____________, 2000 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the enclosed letter of transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") its 10.75% Exchange Capital Securities for any and all of its outstanding 10.75% Original Capital Securities (the "Original Capital Securities"). The Exchange Offer is being made in order to satisfy certain obligations of the Trust and Greater Bay Bancorp (the "Corporation") contained in the Registration Rights Agreement, dated May 16, 2000, among the Trust, the Corporation, and Sandler O'Neill & Partners, L.P.

     We are requesting that you contact your clients for whom you hold Original Capital Securities regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Original Capital Securities registered in your name or in the name of your nominee, or who hold Original Capital Securities registered in their own names, we are enclosing the following documents:

     1.  The Prospectus dated _______________, 2000;

     2. The Letter of Transmittal for your use and for the information (or the use, where relevant) of your clients;

     3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Original Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

     4. A form of letter which may be sent to your clients for whose account you hold Original Capital Securities registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

     5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.
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     YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., ________________________ TIME, ON ____________, 2000, OR ON SUCH LATER
DATE OR TIME TO WHICH THE CORPORATION OR THE TRUST MAY EXTEND THE EXCHANGE OFFER (THE "EXPIRATION DATE"). THE ORIGINAL CAPITAL SECURITIES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Original Capital Securities should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

     If holders of Original Capital Securities wish to tender, but it is impracticable for them to forward their certificates for Original Capital Securities prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Procedures for Tendering Original Capital Securities-- Guaranteed Delivery."

     The Trust will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Original Capital Securities held by them as nominee or in a fiduciary capacity. The Trust will pay or cause to be paid all stock transfer taxes applicable to the exchange of Original Capital Securities pursuant to the Exchange Offer, except as set forth in Instruction 13 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Wilmington Trust Company, the Exchange Agent for the Original Capital Securities, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                         Very truly yours,

                                         GBB CAPITAL IV


                                         ___________________________
                                         By: Steven C. Smith,
                                             Administrative Trustee

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE TRUST OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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